\\acntnyc031\DEPT\MF_Legal\Gary\NSAR.Exhibit 77C.06-03. ANMIF.doc
Alliance National Municipal Income Fund, Inc.     Exhibit 77C
811-10573


77C - Matters submitted to a vote of security holders


A Joint Annual Meeting of Stockholders of Alliance National
Municipal Income Fund, Inc. ("ANMIF") was held on March 20, 2003.
A description of each proposal and number of shares voted at the meeting are as follows:

                                  Shares Voted                Abstained
                                  For

To elect one Class Three Director
of ANMIF for a term of three
years and until his successor is
duly elected and qualifies.

John D. Carifa                    17,691,397                  203,803

To elect three Class One
Directors of ANMIF for a term of
one year and until his successor
is duly elected and qualifies.

Clifford L. Michel                17,705,838                  189,362

Donald J. Robinson                17,704,163                  191,037

John H. Dobkin                    17,698,382                  196,818

To elect two Class Two Directors
of ANMIF for a term of two years
and until his successor is duly
elected and qualifies.

William H. Foulk, Jr.             17,701,246                  193,594

David H. Dievler                  17,691,397                  203,803

To elect two Class Three
Directors of ANMIF preferred
stockholders for a term of three
years and until his or her
successor is duly elected and
qualifies.

Ruth Block                        6,932                       40

John D. Carifa                    6,932                       40


To elect three Class One
Directors of ANMIF preferred
stockholders for a term of one
year and until his successor is
duly elected and qualifies.

Clifford L. Michel                6,932                       40

Donald J. Robinson                6,932                       40

John H. Dobkin                    6,932                       40

To elect three Class Two
Directors of ANMIF preferred
stockholders for a term of two
years and until his successor is
duly elected and qualifies.

Dr. James M. Hester               6,932                       40

William H. Foulk, Jr.             6,932                       40

David H. Dievler                  6,932                       40



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